EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Forms S-8 (No. 333-03055 and 333-102220) of National Fuel Gas Company Tax Deferred Savings Plan of our report, dated June 6, 2003, relating to the financial statements which appear in this Form 11-K.

FREED MAXICK & BATTAGLIA, CPA's, PC

Buffalo, New York
June 27, 2003